UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2018

THE ALLSTATE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11840	36-3871531
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2775 Sanders Road, Northbrook, Illinois	60062
(Address of Principal Executive Offices)	(Zip Code)

(847) 402-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 — Other Events

Item 8.01. Other Events.

On April 13, 2018, The Allstate Corporation (the “Registrant”) called for the redemption of all $223,812,000 in aggregate principal amount outstanding of its Series B 6.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067, CUSIP No. 020002 AV3 (the “Junior Subordinated Debentures”), in accordance with the terms of the Junior Subordinated Debentures and the Subordinated Indenture, dated as of November 25, 1996 (the “Subordinated Indenture”), between the Registrant and U.S. Bank National Association (successor in interest to State Street Bank and Trust Company), as trustee (the “Trustee”), as amended by the Third Supplemental Indenture, dated as of July 23, 1999 (the “Third Supplemental Indenture”), as further amended by the Fourth Supplemental Indenture, dated as of June 12, 2000 (the “Fourth Supplemental Indenture”), and as supplemented by the Sixth Supplemental Indenture, dated as of May 10, 2007 (the “Sixth Supplemental Indenture” and, together with the Subordinated Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, the “Indenture”).

The Junior Subordinated Debentures will be redeemed by the Registrant on May 13, 2018 at a redemption price equal to 100% of the outstanding principal amount of the Junior Subordinated Debentures, plus accrued and unpaid interest to, but excluding, the date of redemption.

The redemption of the Junior Subordinated Debentures is being made only by means of a notice of redemption by the Trustee to holders of the Junior Subordinated Debentures in accordance with the terms of the Indenture. This Current Report on Form 8-K does not constitute a notice of redemption of the Junior Subordinated Debentures.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION

	By:	/s/ Daniel G. Gordon
	Name:	Daniel G. Gordon
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: April 13, 2018

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